SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 30, 2004)

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

Effective April 15, 2003, Independent Bank Corporation (the "Corporation") acquired Mepco Insurance Premium Financing, Inc. ("Mepco"). The terms and conditions of that transaction (the "Transaction") were disclosed and set forth in the Corporation's Current Report on Form 8-K filed with the SEC on April 16, 2003.

As part of the Transaction, to assist in connection with the transition in ownership, the Corporation entered into five-year employment agreements with Edward Walder and Paul Walder (who collectively owned approximately 88% of Mepco), and a four-year employment agreement with Howard Walder.

Each of the employment agreements, which commenced April 15, 2003, contain early termination provisions, pursuant to which the Corporation may elect to exercise under a variety of conditions. As of December 30, 2004, the Corporation elected to terminate each of those agreements, effective March 30, 2005, without Cause (as defined in each of those agreements). The Walders have provided over twenty (20) months of employment services to the Corporation as part of the transition in ownership and have elected to pursue other business opportunities.

As a result of the exercise of the early termination right, the Corporation expects to incur severance costs in the fourth quarter of 2004 of approximately $.07 per share. Moreover, as a result of this termination, the former shareholders of Mepco have the right to accelerate the Earn Out Amount payable to those shareholders under the terms of the Transaction. The Earn Out Amount is based upon the earnings of Mepco each year through the year ending April 30, 2008. The amount of that accelerated payment is dependent upon the time of exercise of the shareholders' option to accelerate. That option expires on March 30, 2006. The payment of the Earn Out Amount, whether or not accelerated, will be recorded by the Corporation as goodwill.

Robert N. Shuster, the Corporation's Executive Vice President and Chief Financial Officer, has been named the acting President and CEO of Mepco. Mr. Shuster has over 25 years of experience in the financial services industry, including nine years as a chief executive officer. A transition team is in place at Mepco consisting of Teri Kendziorski, Chief Operating Officer, Jack Swanton, Premium Finance, Michael Rubin, Senior Vice President, Credit and Rebecca Howard, Warranty Finance. Mepco expects to name a permanent President and CEO shortly.

Based upon information known to the Corporation as of the date of the filing of this Report, the Corporation still expects that its per share earnings for the fourth quarter of 2004 will approximate the average consensus estimate of approximately $0.51 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2005	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster Robert N. Shuster Chief Financial Officer